EXHIBIT 99
Restaurant Brands International Inc. Announces Pricing of First Lien Senior Secured Notes Offering and Entry into Amendment to Credit Facility
Toronto, Ontario - April 2, 2020 - Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP), 1011778 B.C. Unlimited Liability Company (the “Issuer”) and New Red Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) announced today that the Issuers priced an offering of $500 million aggregate principal amount of 5.75% First Lien Senior Secured Notes due 2025 (the “Notes”). The Notes will have a maturity date of April 15, 2025. The closing of the offering of the Notes is expected to occur on or about April 7, 2020 (the “Closing Date”), subject to customary closing conditions.
The Notes were priced at 100% of their face value. The Notes will be first lien senior secured obligations of the Issuers guaranteed on a senior secured basis by each of the subsidiaries that guarantee the Issuers’ obligations under the existing senior secured credit facilities.
Today, the Issuers also entered into Amendment No. 5 to their existing credit agreement (the “2020 Amendment”). The 2020 Amendment provides the Issuers with the option to comply with a $1 billion minimum liquidity covenant in lieu of the 6.50:1.00 first lien senior secured leverage ratio financial maintenance covenant for the period after June 30, 2020 and prior to September 30, 2021.
RBI expects to use the net proceeds from the offering of the Notes (the “Notes Offering”) for general corporate purposes.
The Notes were offered (i) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act’) and (ii) outside the US pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Restaurant Brands International
Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with more than $34 billion in system-wide sales and over 27,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.
Forward-Looking Statements
This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends,” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s and the Issuers’ expectations and beliefs regarding the issuance of the Notes and the 2020 Amendment. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, risks related to adverse economic and industry conditions and risks related to unforeseen events, such as adverse weather conditions, natural disasters, terrorist attacks or threats, pandemics, including coronavirus (COVID-19), or other catastrophic events, all of which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE Restaurant Brands International Inc.
Investors: investor@rbi.com; Media: media@rbi.com